Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Howard H. Nolan Senior Executive Vice President Chief Financial Officer (631) 537-1001, ext. 7255

FOR IMMEDIATE RELEASE

Bridge Bancorp, Inc. Announces Proposed Common Stock Offering

(BRIDGEHAMPTON, N.Y., October 1, 2013)  Bridge Bancorp, Inc. (NASDAQ: BDGE), the parent company of The Bridgehampton National Bank, intends to commence an underwritten public offering of $25 million of its common stock. The purpose of the offering is in part to provide additional capital to Bridge Bancorp to support its acquisition of FNBNY Bancorp, Inc. and for general corporate purposes.

Bridge Bancorp intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of shares sold in the offering.

RBC Capital Markets, LLC will act as the sole book-running manager for the offering and Sandler O’Neill + Partners, L.P. will serve as co-manager.

The proposed offering will be made solely by means of a prospectus and related preliminary prospectus supplement. Copies of the prospectus and preliminary prospectus supplement for the offering may be obtained from RBC Capital Markets, LLC, Attention: Equity Syndicate, 3 World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, telephone 212-428-6670. Potential investors should read the prospectus and the related preliminary prospectus supplement (and the final prospectus supplement when it becomes available), any related free writing prospectus, the registration statement and the other documents incorporated by reference therein that Bridge Bancorp, Inc. files with the Securities and Exchange Commission for more information regarding the Company and the offering. Investors may obtain these documents free of charge by visiting the SEC’s website at www.sec.gov.

The shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-185646). This release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.